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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use in this registration statement of our report dated May 1, 1998, except with respect to the matter discussed in Note 11, as to which the date is May 5, 1998, relating to the consolidated financial statements of Elgar Holdings, Inc. included herein. We also hereby consent to the use in this registration statement of our report dated June 25, 1998, relating to the financial statements of Power Ten included herein and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

San Diego, California
July 22, 1998